Exhibit 10.3(a)

Amendments

to

2022 Performance Stock Award Agreement

and

2023 Performance Stock Award Agreement

This Amendments to 2022 Performance Stock Award Agreement and 2023 Performance Stock Award Agreement (the “Amendments”) is entered into as of December __, 2024 between Mullen Automotive Inc. (the “Company”) and David Michery (“Participant”).

WHEREAS, the Company and Participant entered into that certain Performance Stock Award Agreement, dated May 5, 2022 (the “2022 PSA Agreement”), and that certain Performance Stock Award Agreement, dated June 8, 2023(the “2022 PSA Agreement” and together with the 2022 PSA Agreement, the “PSA Agreements”). Capitalized terms used in this Amendment and not defined herein shall have the meaning assigned to such term in the PSA Agreements, as applicable.

WHEREAS, certain milestones in the PSA Agreements expire during 2024 and 2025;

WHEREAS, the Company wishes to incentivize Participant in his continued leadership of the Company on a long-term basis while aligning his interests with those of the Company’s other stockholders and providing significant stockholder value;

WHEREAS, the parties hereto mutually desire to amend the PSA Agreements as herein set forth and are executing and delivering the Amendments for such purpose.

NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth in this Amendments, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to 2022 PSA Agreement. The first sentence of the CAPITAL BENCHMARK MILESTONES set forth in Table 1.B. of Section I. is hereby deleted in its entirety and replaced with the following:

“For each $100 Million raised (a "Capital Tranche"), and subject to an aggregate maximum of raised of $1.0 Billion in equity or debt financing between the Date of Grant and the end of July 2026, the Company will issue to Participant a number of shares of Common Stock equal to 1% of Mullen's then-current total issued and outstanding shares of Common Stock as of the date a Capital Tranche is achieved.”

2. Amendments to 2022 PSA Agreement

(a)

Subsections (ii) and (iii) of the VEHICLE COMPLETION MILESTONES set forth in Section II(a) are hereby deleted in their entirety and replaced with the following:

“(ii) Full USA certification and homologation of the Bollinger B1 sports car by end of June 2026; and

(iii) Full USA certification and homologation of the Bollinger B2 sports car by end of June 2026.”

(b)

REVENUE BENCHMARK MILESTONES set forth in Section II(b) is hereby deleted in its entirety and replaced with the following:

“For each $25 Million of revenue recognized by the Company (each a "Revenue Tranche"), and subject to an aggregate maximum of recognized revenue of $250 Million between the Date of Grant and the end of December 2027, the Company will issue to Participant a number of shares of Common Stock equal to 1% of Mullen’s then-current total issued and outstanding shares of Common Stock as of the date a Revenue Tranche is achieved.”

(c)

Subsection (iii) of the BATTERY DEVELOPMENT MILESTONES set forth in Section II(c) is hereby deleted in its entirety and replaced with the following:

“(iii) The Company either directly or in collaboration with a joint venture partner scaling its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2025;”

(d)

JV-ACQUISITION MILESTONES set forth in Section II(d) is hereby deleted in its entirety and replaced with the following

“If Mullen enters into a partnership, joint venture, purchase and sale or similar transaction by the end of 2026 where the Company acquires a majority interest in a enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Participant a number of shares of Common Stock equal to 3% of Mullen’s then-current total issued and outstanding shares of Common Stock as of date the JV-Acquisition milestone is achieved.”

3. Stockholder Approval. In the event that the Company’s stockholders do not approve the Amendments within twelve (12) months following the date hereof, the Award automatically will be forfeited as of such date and Participant shall have no further rights to the Award or any Shares underlying the Award. In no event may the Award or any portion thereof be exercised before the Company’s stockholders approve the Award, notwithstanding any vesting of all or a portion of the Award prior to such stockholder approval.

4. Amendment. The parties agree that notwithstanding anything contained in the PSA Agreements to the contrary, the provisions set forth in the Amendments shall be deemed to be part of the 2022 PSA Agreement and 2023 PSA Agreement, as applicable, and shall supersede any contrary provisions in such PSA Agreements and prevail and control for all purposes. The Amendments embody the entire agreement and understanding among the parties hereto in respect of the matters contemplated hereby and supersedes all prior or contemporaneous agreements and understandings of the parties, verbal or written, relating to the subject matter hereof. Except as modified herein, all of the other terms, covenants and conditions of the PSA Agreements are hereby ratified and affirmed and the same shall remain in full force and effect.

5. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The signatures of the parties to this agreement may be delivered by facsimile or as an attachment to an email (e.g., as a PDF file) and such delivery is effective delivery of such facsimile or email attachment.

6. Reference to Agreement. On and after the date hereof, each reference in the 2022 PSA Agreement and 2023 PSA Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to such PSA Agreement as amended by the Amendments. No reference to the Amendments need be made in any instrument or document at any time referring to the 2022 PSA Agreement or 2023 PSA Agreement and a reference to the 2022 PSA Agreement and 2023 PSA Agreement in any such instrument or document shall be deemed to be a reference to the such PSA Agreement as amended by the Amendments.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused the Amendments to be executed as of the date first written above.

MULLEN AUTOMOTIVE INC.

By:___________________________

Name:

Title:

PARTICIPANT

David Michery

___________________________________

(signature)